Exhibit 23.4


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement, filed on Form S-3 (Registration Statement File No. 333-XXXXX) for the registration of 100,000 shares of common stock, of our report on the financial statements of Oak Hollow Apartments, Limited Partnership as of December 31, 1995 and 1994 dated January 26, 1996, included in the Boddie-Noell Properties, Inc.'s Form 8-K dated July 27, 1998, as amended September 21, 1998, and to all references to our firm included in this registration statement.

                                             Arthur Andersen LLP

                                             /s/ Arthur Andersen LLP



Raleigh, North Carolina,
December 10, 1999






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